Exhibit 10.2
AMENDMENT NO. 2 TO
OMNIBUS AGREEMENT
     This AMENDMENT NO. 2 TO OMNIBUS AGREEMENT (this “Amendment”), dated as of July 22, 2009 is by and among Western Gas Partners, LP, a Delaware limited partnership (the “Partnership”), Western Gas Holdings, LLC, a Delaware limited liability company (the “General Partner”), and Anadarko Petroleum Corporation, a Delaware corporation (“Anadarko” and, together with the Partnership and the General Partner, the “Parties” and each, a “Party”).
     WHEREAS, the Parties are party to that certain Omnibus Agreement that was entered into on, and effective as of, May 14, 2008 (as amended by Amendment No.1 thereto dated as of December 19, 2008, the “Omnibus Agreement”) pursuant to which, among other things, subject to Section 3.1(c) of the Omnibus Agreement, the Partnership Group agreed to reimburse Anadarko for all cash expenses and expenditures that the Anadarko Entities incur or payments that they make on behalf of the Partnership Entities for certain general and administrative services provided to the Partnership Entities, which reimbursement is currently capped, pursuant to Section 3.1(c) of the Omnibus Agreement, at $6.0 million annually from May 14, 2008 through December 18, 2008, and $6.65 million annually from December 19, 2008 through December 31, 2009, subject to certain specified adjustments;
     WHEREAS, pursuant to the Contribution Agreement dated as of July 10, 2009 (the “Contribution Agreement”) by and among the Parties and certain other parties thereto, certain affiliates of Anadarko will contribute certain assets to the Partnership and its subsidiaries;
     WHEREAS, as a condition precedent to consummating the transactions contemplated by the Contribution Agreement, the Partnership and Anadarko must have mutually agreed on a revised G&A Expenses Limit (as defined in the Omnibus Agreement) to provide any appropriate increase in order to account for adjustments in the nature and extent of the general and administrative services to be provided under the Omnibus Agreement related to the increase in services required by the ownership and operation of the assets contributed to the Partnership and its subsidiaries pursuant to the Contribution Agreement;
     WHEREAS, the Parties have appropriately approved this Amendment; and
     WHEREAS, the Parties desire to amend the Omnibus Agreement in furtherance of the foregoing recitals.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
     1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Omnibus Agreement.
     2. Amendment to the Omnibus Agreement. Section 3.1(c) of the Omnibus Agreement is hereby amended by deleting the first sentence thereof and replacing it in its entirety with the following:

1

     “Subject to the provisions of this Section 3.1(c), the amount for which Anadarko shall be entitled to reimbursement from the Partnership Entities pursuant to Section 3.1(b) for general and administrative expenses shall not exceed $6.0 million annually from the date of this Agreement through December 18, 2008, $6.65 million annually from December 19, 2008 through July 21, 2009, and $6.9 million annually from July 22, 2009 through December 31, 2009 (the “G&A Expenses Limit”).”
     3. Confirmation. Except as expressly amended by this Amendment, the Omnibus Agreement is not modified hereby, is hereby ratified and confirmed, and shall remain in full force and effect.
     4. Counterparts. This Amendment may be executed on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart hereof.
     5. Choice of Law. Submission to Jurisdiction. This Amendment shall be subject to and governed by the laws of the State of Texas. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.
[Signature Page to Follow]

     IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered on the date first written above.

WESTERN GAS PARTNERS, LP

By:	WESTERN GAS HOLDINGS, LLC, its general partner

By:	/s/ Robert G. Gwin

Name:	Robert G. Gwin
Title:	President and Chief Executive Officer

WESTERN GAS HOLDINGS, LLC

By:	/s/ Robert G. Gwin

Name:	Robert G. Gwin
Title:	President and Chief Executive Officer

ANADARKO PETROLEUM CORPORATION

By:	/s/ R.A. Walker

Name:	R.A. Walker
Title:	President and Chief Executive Officer
[Signature Page to Amendment No. 2 to Omnibus Agreement]